i3 VERTICALS REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
Reiterates Guidance
NASHVILLE, Tenn. (February 6, 2025) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2024.
Highlights from continuing operations1 for the three months ended December 31, 2024 vs. 2023
•Revenue from continuing operations was $61.7 million, an increase of 12.1% over the prior year's first quarter.
•Net income from continuing operations was $3.3 million, compared to net loss from continuing operations of $4.2 million in the prior year's first quarter.
•Net income from continuing operations attributable to i3 Verticals, Inc. was $2.2 million, compared to net loss from continuing operations attributable to i3 Verticals, Inc. of $2.9 million in the prior year's first quarter.
•Adjusted EBITDA from continuing operations2 was $16.4 million, an increase of 17.0% over the prior year's first quarter.
•Adjusted EBITDA from continuing operations2 as a percentage of revenue was 26.5%, compared to 25.4% in the prior year's first quarter.
•Diluted net income per share attributable to Class A common stock from continuing operations3 was $0.09, compared to diluted net loss per share attributable to Class A common stock from continuing operations of $0.12 in the prior year's first quarter.
•Pro forma adjusted diluted earnings per share from continuing operations2,3, which gives pro forma effect to the Company's tax rate, was $0.31 compared to $0.12 for the prior year's first quarter.
•Annualized Recurring Revenue ("ARR") from continuing operations4 for the three months ended December 31, 2024 and 2023 was $193.3 million and $179.6 million, respectively, representing a period-to-period growth rate of 7.6%.
•As of December 31, 2024, consolidated interest coverage ratio was 3.7x and total leverage ratio was 0.1x. These ratios are defined in the Company's 2023 Credit Agreement.

1.As a result of the sale of the Company’s merchant services business, which was completed on September 20, 2024, the historical results of i3 Verticals' merchant services business have been reflected in discontinued operations in the consolidated statement of operations included in this earnings release, and continuing operations reflect the Company's remaining operations after giving effect to such classification. Prior period results have been recast to reflect this presentation.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Diluted net income per share attributable to Class A common stock from continuing operations and pro forma adjusted diluted earnings per share from continuing operations both exclude discontinued operations but include the consolidated cash interest expense.
4.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue, and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by i3 Verticals' customers.
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to have started fiscal 2025 on a strong note and are happy to share our results with investors. This year, we expect to see significant improvements in our SaaS growth, which began this quarter with a 16% increase over the prior year. We anticipate this positive momentum will continue throughout the year.
“Even after divesting our merchant services business, we retained robust payment capabilities, and our ability to integrate these services with our proprietary vertical market software remains a key competitive advantage. We still have multiple large addressable markets where we can integrate payments within our existing software footprint. Payments revenue grew 7% this quarter, and we expect that revenue line to reaccelerate, alongside SaaS, to drive continued recurring revenues.
“2025 is shaping up to be a great year for our company. Our balance sheet is strong, our revenue growth is trending upward, and our margins are headed in the right direction. We are excited about the opportunities ahead.”
2025 Outlook
The Company's practice is to provide annual guidance, excluding the impact of acquisitions, dispositions and transaction-related costs.
The Company is reaffirming its outlook for continuing operations for the fiscal year ended September 30, 2025:

(in thousands, except share and per share amounts)	Fiscal year ending September 30, 2025

Revenue	$243,000	-	$263,000
Adjusted EBITDA (non-GAAP)	$63,000	-	$71,500
Depreciation and internally developed software amortization	$12,000	-	$14,000
Cash interest expense, net	$1,000	-	$2,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.05	-	$1.25
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2025 Outlook” above, reconciliations of adjusted EBITDA from continuing operations and pro forma adjusted diluted earnings per share from continuing operations guidance to the closest corresponding GAAP measure on a forward-looking basis are not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Friday, February 7, 2025, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on February 7, 2025, through February 14, 2025, by dialing (877) 344-7529 and entering Confirmation Code 5368210.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income from continuing operations, adjusted EBITDA from continuing operations and pro forma adjusted diluted EPS from continuing operations, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector and Healthcare verticals.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2025 and fiscal 2025 financial outlook for continuing operations and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: ongoing and future economic and geopolitical conditions, including the impact of inflation and elevated interest rates, competition in our industry and our ability to compete effectively, and regulatory developments; the successful integration of acquired businesses; our ability to execute on our strategy and achieve our goals following the completion of the sale of our merchant services business; and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we have updated and may further update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2024	2023	% Change

Revenue	$61,691	$55,054	12%

Operating expenses
Other costs of services (excluding depreciation and amortization)(1)	21,031	19,577	7%
Selling, general and administrative(1)	28,900	27,175	6%
Depreciation and amortization	7,684	7,054	9%
Change in fair value of contingent consideration	1,377	(237)	n/m
Total operating expenses	58,992	53,569	10%

Income from operations	2,699	1,485	82%

Other (income) expenses
Interest expense	680	6,687	(90)%
Other (income) expense	(1,826)	107	n/m
Total other (income) expenses	(1,146)	6,794	n/m

Income (loss) before income taxes	3,845	(5,309)	n/m

Provision for (benefit from) income taxes	523	(1,094)	n/m

Net income (loss) from continuing operations	3,322	(4,215)
Net (loss) income from discontinued operations, net of income taxes	(214)	5,751
Net income	3,108	1,536	102%

Net income (loss) from continuing operations attributable to non-controlling interest	1,128	(1,330)
Net (loss) income from discontinued operations attributable to non-controlling interest	(76)	1,768
Net income attributable to non-controlling interest	1,052	438	140%

Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	2,194	(2,885)
Net (loss) income from discontinued operations attributable to i3 Verticals, Inc.	(138)	3,983
Net income attributable to i3 Verticals, Inc.	$2,056	$1,098	87%

Net income (loss) per share attributable to Class A common stockholders from continuing operations:
Basic	$0.09	$(0.12)
Diluted	$0.09	$(0.12)
Net (loss) income per share attributable to Class A common stockholders from discontinued operations:
Basic	$(0.01)	$0.17
Diluted	$(0.01)	$0.16
Weighted average shares of Class A common stock outstanding:
Basic, for continuing operations	23,551,352	23,267,290
Diluted, for continuing operations	34,057,196	23,267,290
Basic, for discontinued operations	23,551,352	23,267,290
Diluted, for discontinued operations	23,551,352	33,828,461
___________________________________________________________
1.Following the disposal of the Company's Merchant Services Business in the fourth quarter of fiscal year 2024, the Company’s core business is providing software solutions for key verticals. Given the change in the Company's business model, the Company has reclassified certain expenses to better align with the primary industry in which it now operates. During the first quarter of fiscal year 2025, the Company revised its presentation of certain expenses in the Condensed Consolidated Statements of Operations from selling, general and administrative expenses to other costs of services. The Company reclassified personnel costs related to installation of the Company's software, conversion of client data, training client personnel, customer support activities and various other services provided directly to customers from selling, general and administrative to other costs of services. The Company also reclassified certain hosting and related software costs for directly supporting the Company's customers from selling, general and administrative to other costs of services. Prior period results have been reclassified to conform to the current presentation.
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
i3 Verticals, Inc. Segment Summary from Continuing Operations
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31, 2024
	Public Sector	Healthcare	Other	Total
Revenue	$48,785	$13,171	$(265)	$61,691

Adjusted EBITDA(1)	$19,243	$3,748	$(6,619)	$16,372
Adjusted EBITDA Margin(1)	39%	28%	n/m	27%

Income (loss) from operations	$11,791	$2,634	$(11,726)	$2,699

	For the Three Months Ended December 31, 2023
	Public Sector	Healthcare	Other	Total
Revenue	$43,498	$11,580	$(24)	$55,054

Adjusted EBITDA(1)	$17,359	$2,794	$(6,165)	$13,988
Adjusted EBITDA Margin(1)	40%	24%	n/m	25%

Income (loss) from operations	$11,532	$2,160	$(12,207)	$1,485
________________________
1.Adjusted EBITDA and Adjusted EBITDA margin as presented at a segment level are measures reported to the Company's management for purposes of making decisions about allocating resources and assessing the performance of our business segments, and these measures are presented in the Company's financial statement footnotes in accordance with ASC 280. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA margin, as presented on a consolidated basis, are non-GAAP financial measures. For additional information regarding these non-GAAP financial measures, including reconciliations of consolidated Adjusted EBITDA to the most comparable GAAP measure, see below under "Reconciliation of GAAP to Non-GAAP Financial Measures."
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
i3 Verticals, Inc. Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share and per share amounts)

	December 31,	September 30,
	2024	2024
Assets
Current assets
Cash and cash equivalents	$85,552	$86,541
Accounts receivable, net	51,342	55,988
Settlement assets	1,205	632
Prepaid expenses and other current assets	15,006	10,232
Total current assets	153,105	153,393
Property and equipment, net	7,583	8,677
Restricted cash	2,450	2,424
Capitalized software, net	57,249	58,592
Goodwill	280,678	280,678
Intangible assets, net	159,574	162,816
Deferred tax asset	48,481	48,445
Operating lease right-of-use assets	7,942	8,954
Other assets	9,167	6,696
Total assets	$726,229	$730,675

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$7,402	$5,370
Current portion of long-term debt	26,223	26,223
Accrued expenses and other current liabilities	82,997	89,972
Settlement obligations	1,205	632
Deferred revenue	42,259	39,029
Current portion of operating lease liabilities	3,345	3,505
Total current liabilities	163,431	164,731
Long-term tax receivable agreement obligations	29,326	29,347
Operating lease liabilities, less current portion	5,423	6,317
Other long-term liabilities	16,915	14,921
Total liabilities	215,095	215,316
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2024 and September 30, 2024	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,437,250 and 23,882,035 shares issued and outstanding as of December 31, 2024 and September 30, 2024, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,015,099 and 10,032,676 shares issued and outstanding as of December 31, 2024 and September 30, 2024, respectively	1	1
Additional paid-in capital	272,532	279,335
Accumulated earnings	102,453	100,397
Total stockholders' equity	374,988	379,735
Non-controlling interest	136,146	135,624
Total equity	511,134	515,359
Total liabilities and equity	$726,229	$730,675
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three Months Ended December 31,
	2024	2023

Net cash provided by operating activities	$11,495	$14,405
Net cash used in investing activities	$(1,418)	$(7,171)
Net cash used in financing activities	$(10,467)	$(8,550)

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company discloses adjusted EBITDA from continuing operations, pro forma adjusted net income from continuing operations and pro forma adjusted diluted EPS from continuing operations because the Company believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company discloses these non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company's current and ongoing business operations.
Although these non-GAAP financial measures assist in measuring the Company's financial results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's financial results, evaluate the Company's business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give stockholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025

i3 Verticals, Inc. Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP Pro Forma Adjusted Net Income from Continuing Operations and
Non-GAAP Adjusted EBITDA from Continuing Operations
(Unaudited)
($ in thousands)

	Three Months Ended December 31,
	2024	2023
Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	$2,194	$(2,885)
Net income (loss) from continuing operations attributable to non-controlling interest	1,128	(1,330)
Net income (loss) from continuing operations	3,322	(4,215)
Non-GAAP adjustments:
Provision for (benefit from) income taxes	523	(1,094)
Non-cash change in fair value of contingent consideration(1)	1,377	(237)
Equity-based compensation from continuing operations(2)	3,814	5,358
M&A-related activity(3)	51	244
Acquisition intangible amortization(4)	4,913	4,856
Non-cash interest expense(5)	280	414
Other taxes(6)	252	84
(Gain) loss on disposal of property and equipment(7)	(585)	107
Non-GAAP pro forma adjusted income before taxes from continuing operations(12)	$13,947	$5,517
Pro forma taxes at effective tax rate(8)	(3,487)	(1,379)
Pro forma adjusted net income from continuing operations(9)	$10,460	$4,138
Cash interest (income) expense, net(10)	(346)	6,273
Pro forma taxes at effective tax rate(8)	3,487	1,379
Depreciation and internally developed software amortization(11)	2,771	2,198
Adjusted EBITDA from continuing operations(12)	$16,372	$13,988
________________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related activity is the net impact of professional service and related costs directly related to any merger, acquisition and disposition activity of the Company, which are recorded in selling, general and administrative in the condensed consolidated statements of operations, and revenue earned through post-sale non-recurring activities with divestitures, which are recorded in other income in the condensed consolidated statements of operations. i3 Verticals believes these activities are not reflective of the underlying operational performance of the Company.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income-based taxes. Taxes related to salaries are not included.
7.(Gain) loss on disposal of property and equipment is related to the sale of buildings and automobiles purchased through acquisitions.
8.Pro forma corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for both the three months ended December 31, 2024 and 2023, based on blended federal and state tax rates.
9.Pro forma adjusted net income from continuing operations represents a non-GAAP financial measure and assumes that all net income during the period is available to the holders of the Company's Class A common stock.
10.Cash interest (income) expense, net, represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt issuance costs and any write-offs of debt issuance costs.
11.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
12.Represents a non-GAAP financial measure.
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IIIV Reports First Quarter Fiscal Year 2025 Financial Results

February 6, 2025
i3 Verticals, Inc. GAAP Diluted EPS from Continuing Operations and
Non-GAAP Pro Forma Adjusted Diluted EPS from Continuing Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2024	2023
Diluted net income (loss) attributable to Class A common stock per share from continuing operations(1)	$0.09	$(0.12)
Pro forma adjusted diluted earnings per share from continuing operations(1)(2)(3)	$0.31	$0.12
Pro forma adjusted net income from continuing operations(3)	$10,460	$4,138
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	34,057,196	33,828,461
________________
1.Diluted net income per share attributable to Class A common stock from continuing operations and pro forma adjusted diluted earnings per share from continuing operations both exclude discontinued operations but include the consolidated cash interest expense.
2.Pro forma adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is calculated using pro forma adjusted net income from continuing operations and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
3.Pro forma adjusted net income from continuing operations, a non-GAAP financial measure, assumes that all net income from continuing operations during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share from continuing operations assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,026,180 and 10,093,394 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 479,664 and 467,777 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended December 31, 2024 and 2023, respectively.
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